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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 18,1999, except for Note 15, as to which the date is November 18, 1999, relating to the consolidated financial statements of webMethods, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.




                                        /s/ PricewaterhouseCoopers LLP



McLean, Virginia
January 7, 2000